Exhibit 10.4

JN02349

Autobytel Inc.

A Delaware Corporation

2004 Restricted Stock and Option Plan

EMPLOYEE STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I

NOTICE OF STOCK OPTION GRANT

RICHARD WALKER

18872 MacArthur Boulevard

#200

Irvine, CA 92612

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	September 21, 2004

Vesting Commencement Date:	September 21, 2005

Exercise Price per Share:	$8.8000

Total Number of Shares Granted:	75,000

Total Exercise Price:	$660,000.00

Type of Option:	Incentive Stock Option

Term/Expiration Date:	The tenth anniversary of the Date of Grant

A. Vesting Schedule:

You may exercise this Option, in whole or in part, according to the following vesting schedule:

Subject to Section II, Paragraphs D. and E. hereof and Schedule I hereto, fifty percent (50%) shall become vested and exercisable as of the vesting commencement date, and the remaining fifty percent (50%) shall vest and become exercisable one twelfth (1/12th) on each successive monthly anniversary after the vesting commencement date ending on the second anniversary of the date of grant.

B. Termination Period:

As of the date of your termination of employment with the Company, you may exercise the Option on the terms and conditions below and as set forth in Schedule I hereto. In no case may you exercise this Option after the Term/Expiration Date as provided above.

II

AGREEMENT

A. Grant of Option. Autobytel Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the 2004 Restricted Stock and Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or to the extent the Option does not meet the ISO rules for some other reason, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(1)	Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement and Schedule I hereto. In the event of Optionee’s death, disability or other termination of the employment with the Company, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement and Schedule I hereto.

(2)	Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1)	cash;

(2)	certified, bank cashier’s, or teller’s check;

(3)	surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

(4)	delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

D. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.

E. Termination of Relationship. As of the date of the Optionee’s termination of employment with the Company, Optionee may exercise this Option on the terms and conditions set forth herein and in Schedule I hereto. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified in Schedule I hereto, the Option shall terminate.

F. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

G. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 6.4(b) of the Plan regarding Options designated as ISOs and Section 4.3 of the Plan regarding Options granted to more than ten (10%) shareholders shall apply to this Option.

H. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(1)	Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(2)	Exercise of ISO Following Disability. If the Optionee’s employment with the Company terminates as a result of disability that is not a disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

(3)	Exercise of NSO. There may be a regular federal income tax liability and state income tax liability upon the exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(4)	Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares should also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(5)	Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

I. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement, including Schedule I hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. THIS AGREEMENT IS GOVERNED BY DELAWARE LAW EXCEPT FOR THAT BODY OF LAW PERTAINING TO CONFLICT OF LAWS.

Autobytel Inc.
a Delaware corporation

Dated as of: September 21, 2004	By:	/s/ Jeffrey A. Schwartz
Jeffrey A. Schwartz
Chief Executive Officer and President

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER) EXCEPT AS PROVIDED IN THE LETTER AGREEMENT, DATED JULY 1, 2003, BETWEEN THE COMPANY AND OPTIONEE. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2004 RESTRICTED STOCK AND OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof and this Option Agreement, including Schedule I hereto. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

Dated as of: September 21, 2004	/s/ Richard Walker
Richard Walker
18872 MacArthur Boulevard
#200
Irvine, CA 92612

JN02349

EXHIBIT A

2004 RESTRICTED STOCK AND OPTION PLAN

EXERCISE NOTICE

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, CA 92612-1400

Attention: Secretary

1.	Exercise of Option. Effective as of today, , Richard Walker, the undersigned (“Optionee”), hereby elects to exercise Optionee’s option to purchase shares of the Common Stock (the “Shares”) of Autobytel Inc. (the “Company”) under and pursuant to the 2004 Restricted Stock and Option Plan (the “Plan”) and the [✓] Incentive [ ] Nonstatutory Stock Option Agreement dated, September 21, 2004 (the “Option Agreement”).

2.	Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.	Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 5.2 of the Plan.

4.	Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee further agrees to notify the Company upon the disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.

5.	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

7.	GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICTS OF LAW. SHOULD ANY PROVISION OF THIS AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.

8.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10.	Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11.	Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement, including Schedule I thereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	Autobytel Inc.

By:	By:
Richard Walker
Address:	Title:
Address:
18872 MacArthur Boulevard
Irvine, CA 92612-1400

SCHEDULE I

(a) Payment Upon Exercise. Payment for the shares subject to any Option may be tendered in cash or by certified, bank cashier’s or teller’s check or by shares of the Company’s common stock (valued at fair market value (as determined by the Company) as of the date of tender) already owned by the Optionee, or some combination of the foregoing or through cashless exercise or such other form of consideration which has been approved by the Board of Directors or committee thereof (the “Board”), including a promissory note given by the Optionee.

(b) Termination for Cause. As of the date of the Optionee’s termination for Cause (as defined below), any unvested or unexercised portion of any Option shall terminate immediately and shall be of no further force or effect. As used herein, the term “for Cause” shall refer to the termination of the Optionee’s employment as a result of any one or more of the following: (i) any conviction of, or pleading of nolo contendre by, the Optionee for any crime or felony; (ii) any gross wilfull misconduct of the Optionee which has a materially injurious effect on the business or reputation of the Company; (iii) the gross dishonesty of the Optionee which has a materially injurious effect on the business or reputation of the Company; or (iv) failure to consistently discharge his duties under any agreement between the Company and Optionee which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure. For purposes hereof, no act or failure to act, on the part of the Optionee, shall be considered “willful” if it is done, or omitted to be done, by the Optionee in good faith or with reasonable belief that his action or omission was in the best interest of the Company. The Optionee shall have the opportunity to cure any such acts or omissions (other than item (i) above) within fifteen (15) days of the Optionee’s receipt of notice from the Company finding that, in the good faith opinion of the Company, the Optionee is guilty of acts or omissions constituting “Cause”.

(c) Termination Without Cause or for Good Reason. As of the date of the Optionee’s termination by the Company without Cause or by the Optionee for Good Reason (as defined below), any unvested portion of any Option shall become immediately and fully vested and all Options, including any previously vested but unexercised portions of any Options, shall be exercisable from such termination of employment until the date that is two (2) years following the termination date. The term “termination without Cause” shall mean the termination of the Optionee’s employment for any reason other than those expressly set forth in the definition “for Cause” above, or no reason at all, and shall also mean the Optionee’s decision to terminate his employment with the Company by reason of any act, decision or omission by the Company or the Board that: (A) materially modifies, reduces, changes, or restricts the Optionee’s salary, bonus opportunities, options or other compensation benefits or perquisites, or the Optionee’s authority, functions, services, duties, rights, and privileges as, or commensurate with the Optionee’s position as, Executive Vice President, Corporate Development and Strategy of the Company; (B) deprives the Optionee of his titles and positions of Executive Vice President, Corporate Development and Strategy of the Company, other than in the case of promotions; or (C) involves or results in any failure by the Company to comply with any provision of the employment agreement between Optionee and the Company or any Option, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Optionee (each a “Good Reason”).

(d) Termination due to Death or Disability. As of the date of the Optionee’s termination due to death or Disability (as defined below), any unvested portion of any Option shall become immediately and fully vested and all Options, including any previously vested but unexercised portion of any Options, shall be exercisable from the date of such termination of employment until two (2) years following the termination date. If the Company determines in good faith that the Disability of the Optionee has occurred, it shall give written notice to the Optionee of its intention to terminate his employment. In such event, the Optionee’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Optionee, provided that, within the thirty (30) days after such receipt, the Optionee shall not have returned to full-time performance of his duties. For purposes hereof, “Disability” shall mean the inability of the Optionee to perform his duties to the Company on account of physical or mental illness or incapacity for a period of ninety (90) consecutive calendar days, or for a period of one hundred eighty (180) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period.

(e) Termination Without Good Reason. As of the date of any voluntary termination of employment with the Company by the Optionee other than due to death or Disability, and other than for Good Reason, any unvested portion of any Option shall terminate immediately and shall be of no further force or effect. Any previously vested but unexercised portion of any Option shall remain exercisable from the date of such termination of employment until the second anniversary of the termination date.

(f)	Termination Prior to or Following a Change of Control. In the event of a Change of Control (as defined below) while the Optionee is employed by the Company, or the Optionee’s employment is terminated by the Company without Cause or by the Optionee for Good Reason within six (6) months prior to a Change of Control, any unvested installment of any Option shall immediately vest and become exercisable from the date of such Change of Control, or if earlier the date of termination, until the date that is two (2) years following: (i) the Change of Control date, or (ii) if earlier the date of termination. For purposes hereof, “Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation but not including any initial or secondary public offering) in one or a series of related transactions of all or substantially all of the assets of the Company taken as a whole to any person (a “Person”) or group of Persons acting together (a “Group”) (other than any of the Company’s wholly-owned subsidiaries or any Company employee pension or benefits plan), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transactions (including any stock or other purchase, sale, acquisition, disposition, merger, consolidation or reorganization, but not including any initial or secondary public offering) the result of which is that any Person or Group (other than any of the Company’s wholly-owned subsidiaries or any Company employee pension or benefits plan), becomes the beneficial owners of more than 40 percent of the aggregate voting power of all classes of stock of the Company having the right to elect directors under ordinary circumstances; or (iv) the first day on which a majority of the members of the Board are not individuals who were nominated for election or elected to the Board with the approval of two-thirds of the members of the Board just prior to the time of such nomination or election.

(g)	Notwithstanding the foregoing, in no event shall any Option be exercisable beyond the tenth anniversary of the grant date.